Exhibit 10.1
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT
THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT (this “Amendment”), dated as of August 12, 2011, is entered into by and among GTSI Corp., a Delaware corporation (“Reseller”), Castle Pines Capital LLC, a Delaware limited liability company (as an individual administrative agent, or as a lender, as the context may require, “CPC”) and Wells Fargo Capital Finance, LLC, a Delaware limited liability company, formerly known as Wells Fargo Foothill, LLC (in its capacity as the collateral agent for the benefit of Lenders, the “Collateral Agent,” in its capacity as an individual administrative agent, “WFF” and, together with CPC, “Administrative Agents”), CPC as lender and the other lenders listed on Exhibit 3 of the Credit Agreement and the signature pages hereto (and their respective successors and permitted assigns), as “Lenders”, agree as follows.
RECITALS
A. Reseller, Administrative Agents and the several financial institutions from time to time party to thereto as lenders (“Lenders”) have previously entered into that certain Second Amended and Restated Credit Agreement dated as of May 31, 2011 (as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”), pursuant to which Administrative Agents and Lenders have made certain loans and financial accommodations available to Reseller. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.
B. Reseller has requested that Administrative Agents and the Lenders amend the Credit Agreement which Administrative Agents and the Lenders are willing to do pursuant to the terms and conditions set forth herein.
C. Reseller is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Administrative Agents’ or any Lender’s rights or remedies as set forth in the Credit Agreement are being waived or modified by the terms of this Amendment.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Amendments to Credit Agreement.
(a) Section 3.1.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(i) “Borrowing Base. The ‘BORROWING BASE’ on any date shall equal the sum of:
(a) 85% of the total outstanding principal balance of all Eligible Accounts that are not Eligible Government Accounts, as certified in the Borrowing Base Certificate most recently furnished to Administrative Agents as required in Section 14.15.1.1; plus

(b) 90% of the total outstanding principal balance of all Eligible Government Accounts, as certified in the Borrowing Base Certificate most recently furnished to Administrative Agents as required in Section 14.15.1.1; plus
(c) 100% of the cost of the Floorplanned Inventory as certified in the Borrowing Base Certificate most recently furnished to Administrative Agents as required in Section 14.15.1.1; minus
(d) the sum of (i) the Bank Product Reserve, (ii) the Liquidity Reserve and (iii) the aggregate amount of reserves against the Borrowing Base, if any, established by Administrative Agents pursuant to Section 3.1.7.”
(b) Section 16.1 of the Credit Agreement is hereby amended by deleting the existing definition of “Total Debt Service Coverage Ratio” and replacing it with the following new definition:
“TOTAL DEBT SERVICE COVERAGE RATIO — as of any date, for the twelve-month period ending on such date, the ratio, determined on a consolidated basis, of:
(a) Consolidated EBITDA for such period; minus Cash Taxes paid during such period;
to
(b) the sum of:
(1) the Interest Expense of Reseller for such period; plus
(2) all scheduled principal payments with respect to Debt; plus
(3) all scheduled principal payments on Capital Lease Obligations for such period; plus
(4) all fees described in Sections 5.1 through 5.5 of this Agreement accrued during such period.”
(c) Exhibit 2.1, Definitions, of the Credit Agreement is amended by adding the following two definitions, “Liquidity Reserve” and “Restricted Securities Account” in the appropriate alphabetical sequence:
“LIQUIDITY RESERVE means $15,000,000 minus the balance of cash then existing in the Restricted Securities Account, provided, however, that the resulting sum may not equal a number less than zero.”
“RESTRICTED SECURITIES ACCOUNT means that certain account(s) identified in that certain Securities Account Control Agreement effective as of March 4, 2011, among Borrower, Wells Fargo Securities, LLC and Wells Fargo Capital Finance LLC.”
2. Consent. Subject to Section 3 hereof, the Administrative Agents and the Lenders hereby consent to Reseller’s acquisition of the all the equity of Information Systems Consulting Group, Inc. (“InSysCo”) a Virginia corporation (the “Acquisition”), provided that:
(a) immediately before and after giving effect thereto, no Default shall have occurred and be continuing;
(b) such Acquisition shall be consensual;
(c) after giving effect to such Acquisition, Reseller shall have availability for Revolving Loan Advances;

(d) the aggregate consideration payable in respect of the Acquisition shall not exceed $15,000,000 together with such reasonable out-of-pocket costs, expenses and reasonable fees as shall be acceptable to the Administrative Agents;
(e) such Acquisition and all transactions related thereto shall be consummated in accordance with all applicable laws, ordinances, rules, regulations and requirements of all Governmental Authorities;
(f) Reseller shall furnish to the Administrative Agents at least two Business Days prior to such proposed Acquisition evidence reasonably satisfactory to the Administrative Agents that, after giving effect to such acquisition and, if applicable, the making of a Loan, the Reseller is in pro forma compliance with each of the financial covenants set forth in Section 16;
(g) Reseller shall furnish to the Administrative Agents year-end audited financial statements of InSysCo for the fiscal year ending December 31, 2010;
(h) all other assets and properties acquired in connection with such Acquisition shall be free and clear of any Liens, other than Liens expressly permitted under Section 15.6;
(i) not later than five Business Days (or such shorter period as may be reasonably practicable, if approved by the Administrative Agents) prior to the consummation of such Acquisition, the Reseller shall have delivered to the Administrative Agents draft copies of all proposed acquisition agreements for such Acquisition together with all schedules thereto (followed by fully executed acquisition agreements within five (5) Business Days after the closing of such acquisition);
(j) not later than two Business Days from the effective date of such Acquisition, Reseller shall deliver to the Administrative Agents (i) a duly authorized and duly executed Annex I to Subsidiary Security Agreement, a Security Agreement Supplement by InSysCo, in the form of Exhibit A, attached hereto and (ii) a duly authorized and duly executed Annex I to Guaranty by InSysCo, in the form of Exhibit B, attached hereto; and
(k) not later than two Business Days prior to the consummation of such Acquisition, the Reseller shall have delivered to the Administrative Agents a proposed sources and uses of funds with respect to such Acquisition, which such sources and uses of funds shall be acceptable to the Administrative Agents.
3. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall not become effective until all of the following conditions precedent shall have been satisfied in the sole discretion of Administrative Agents or waived by Administrative Agents:
(a) Amendment. Administrative Agents shall have received this Amendment fully executed.
(b) Representations and Warranties. The representations and warranties set forth herein and in the Credit Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) must be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof).
(c) Other Required Documentation. Administrative Agents shall have received all other documents and legal matters in connection with the transactions contemplated by this Amendment and such documents shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Administrative Agents.

4. Representations and Warranties. Reseller represents and warrants as follows:
(a) Authority. Reseller has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by Reseller of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restriction binding on any Reseller. No other corporate proceedings are necessary to consummate such transactions.
(b) Enforceability. This Amendment has been duly executed and delivered by Reseller. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of Reseller, enforceable against Reseller in accordance with its terms, and is in full force and effect.
(c) Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) on and as of the date hereof as though made on and as of the date hereof.
(d) No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.
5. Choice of Law. The validity of this Amendment, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of New York.
6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
7. Reference to and Effect on the Loan Documents.
(a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.
(b) Except as specifically set forth in this Amendment, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Reseller to Administrative Agent and Lenders without defense, offset, claim or contribution.
(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Administrative Agents or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

8. Ratification. Reseller hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.
9. Estoppel. To induce Administrative Agents and Lenders to enter into this Amendment and to induce Administrative Agents and Lenders to continue to make advances to Reseller under the Credit Agreement, Reseller hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default.
10. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
11. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
12. Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Administrative Agents or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.
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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

GTSI CORP. as Reseller

By:

Name:
Title:

CASTLE PINES CAPITAL LLC as Administrative Agent and as a Lender

By:

Name:
Title:

WELLS FARGO CAPITAL FINANCE, LLC, as Administrative Agent and as Collateral Agent

By:

Name:
Title:

SUNTRUST BANK, as a Lender

By:

Name:
Title: